Exhibit 4.3










                        Hilb, Rogal and Hamilton Company
              Amended and Restated Outside Directors Deferral Plan






















                                    Effective
                                  April 1, 1998

                         Amended and Restated Effective
                                 January 1, 2002

                                TABLE OF CONTENTS
                                -----------------

                                                                                     Page
ARTICLE I Definition of Terms..........................................................1
         1.1 Account...................................................................1
         1.2 Administrator.............................................................1
         1.3 Affiliate.................................................................1
         1.4 Beneficiary...............................................................1
         1.5 Benefit Commencement Date.................................................1
         1.6 Board.....................................................................2
         1.7 Code 2
         1.8 Compensation..............................................................2
         1.9 Corporation...............................................................2
         1.10 Death Benefit............................................................2
         1.11 Deferral Amount..........................................................2
         1.12 Deferral Benefit.........................................................2
         1.13 Deferral Contributions...................................................2
         1.14 Deferral Year............................................................2
         1.15 Deferral Election........................................................2
         1.16 Deferred Cash Account....................................................2
         1.17 Deferred Stock Unit......................................................3
         1.18 Deferred Stock Unit Account..............................................3
         1.19 Director.................................................................3
         1.20 Effective Date...........................................................3
         1.21 Eligible Director........................................................3
         1.22 Former Plan..............................................................3
         1.23 Participant..............................................................3
         1.24 Plan.....................................................................3
         1.25 Plan Year................................................................3
         1.26 Rate of Return...........................................................3
         1.27 Short Plan Year..........................................................4


ARTICLE II - Eligibility and Participation.............................................4
         2.1 Eligibility...............................................................4
         2.2 Notice and Election Regarding Active Participation........................4
         2.3 Commencement of Active Participation......................................4
         2.4 Length of Participation...................................................4


ARTICLE III Determination of Deferral..................................................5
         3.1 Deferral Benefit..........................................................5
         3.2 Transition Credits........................................................5
         3.3 Deferral Election.........................................................5
         3.4 Subtractions from Deferred Cash Account and Deferred Stock Unit Account...6



                                       i

         3.5 Crediting of Interest to Deferred Cash Account............................6
         3.6 Equitable Adjustment in Case of Error or Omission.........................6
         3.7 Statement of Benefits.....................................................7


ARTICLE IV Accounts and Investments....................................................7
         4.1 Accounts..................................................................7
         4.2 Deferred  Stock Units.....................................................7
         4.3 Hypothetical Nature of Accounts and Investments...........................8


ARTICLE V Vesting......................................................................8
         5.1 Vesting...................................................................8


ARTICLE VI Death Benefits..............................................................8
         6.1 Pre-Benefit Commencement Date Death Benefit...............................8
         6.2 Post-Benefit Commencement Date Death Benefit..............................8


ARTICLE VII Payment of Benefits........................................................9
         7.1 Payment of Deferral Benefit...............................................9
         7.2 Payment of Death Benefit..................................................9
         7.3 Form of Payment of Deferral Benefit.......................................9
         7.4 Benefit Determination and Payment Procedure...............................9
         7.5 Payments to Minors and Incompetents.......................................9
         7.6 Distribution of Benefit When Distributee Cannot Be Located................9


ARTICLE VIII Beneficiary Designation..................................................10
         8.1 Beneficiary Designation..................................................10


ARTICLE IX Withdrawals................................................................10
         9.1 No Withdrawals Permitted.................................................10
         9.2 Hardship Exemption.......................................................10


ARTICLE X Funding.....................................................................11
         10.1 Funding.................................................................11


ARTICLE XI Change of Control..........................................................11
         11.1 Change of Control.......................................................11
         11.2 Effect of Change of Control.............................................13


ARTICLE XII Plan Administrator........................................................14
         12.1 Appointment of Administrator............................................14



                                       ii

         12.2 Duties and Responsibilities of Plan Administrator.......................14


ARTICLE XIII Amendment or Termination of Plan.........................................14
         13.1 Amendment or Termination of the Plan....................................14


ARTICLE XIV Miscellaneous.............................................................15
         14.1 Non-assignability.......................................................15
         14.2 Notices and Elections...................................................15
         14.3 Delegation of Authority.................................................15
         14.4 Service of Process......................................................15
         14.5 Governing Law...........................................................15
         14.6 Binding Effect..........................................................15
         14.7 Severability............................................................15
         14.8 Gender and Number.......................................................15
         14.9 Titles and Captions.....................................................15


                        Hilb, Rogal and Hamilton Company
              Amended and Restated Outside Directors Deferral Plan

         Effective January 1, 1995, the Board of Directors of Hilb, Rogal and Hamilton Company (the "Corporation") adopted the Outside Directors Deferral Plan, under which non-employee directors of the Corporation had the opportunity to defer receipt of certain compensation until retirement or departure from the Board.

         The Board of Directors determined it to be in the best interests of the Corporation to allow non-employee directors of the Corporation to continue to have the opportunity to defer receipt of certain compensation until retirement or departure from the Board provided that the deferred amounts are aligned with the interests of the Corporation by being tied to the performance of the Corporation's common stock. Effective February 2, 1999, the Board of Directors amended and restated the Outside Directors Deferral Plan to make certain amendments to the Outside Directors Deferral Plan. Effective January 1, 2002, the Board of Directors has determined it to be in the best interests of the Corporation to make certain amendments to the Outside Directors Deferral Plan. Therefore, the Board of Directors believes it to be in the best interest of the Corporation to amend and restate the Outside Directors Deferral Plan for such purposes.

         Pursuant to action taken by the Board of Directors, the Hilb, Rogal and Hamilton Company Amended and Restated Outside Directors Deferral Plan (the "Plan") is amended and restated in its entirety as follows:

                                    ARTICLE I
                               Definition of Terms
                               -------------------

         The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context:

         1.1 "Account": A bookkeeping account established for a Participant under Article IV hereof.

         1.2 "Administrator": The Compensation Committee of the Board is the Plan Administrator unless responsibility is delegated as provided for in
Article XII hereof.

         1.3 "Affiliate": Any subsidiary, parent, affiliate, or other related business entity to the Corporation.

         1.4 "Beneficiary": The person or persons designated by a Participant or otherwise entitled pursuant to Section 8.1 to receive benefits under the Plan attributable to such Participant after the death of such Participant.

         1.5 "Benefit Commencement Date": The date irrevocably elected by the Participant pursuant to Section 3.3, which date may not be later than the January 1 following the

Participant's 75th birthday. The same Benefit Commencement Date shall be required for all Deferral Contributions made and Deferral Benefits attributable to a Deferral Year.

         1.6 "Board": The present and any succeeding Board of Directors of the Corporation, unless such term is used with respect to a particular Affiliate and its Directors, in which event it shall mean the present and any succeeding Board of Directors of that Affiliate.

         1.7 "Code": The Internal Revenue Code of 1986, as the same may be amended from time to time.

         1.8 "Compensation": Fees payable to a Participant for service as a member of the Board, including (i) annual retainer fee ("Retainer") and (ii) meeting or committee fees (collectively referred to as "Additional Fees") paid by the Corporation to an Eligible Director, but excluding any such compensation deferred from a prior period, expense reimbursement and allowances and benefits not normally paid in cash to the Participant.

         1.9 "Corporation": Hilb, Rogal and Hamilton Company, or any successor thereto.

         1.10 "Death Benefit": The benefit with respect to a Participant due a Participant's Beneficiary, determined in accordance with Article VI hereof.

         1.11 "Deferral Amount": With respect to each Plan Year, the sum of the Deferral Contributions of a Participant with respect to his Retainer and/or his Additional Fees to be paid during the Plan Year.

         1.12 "Deferral Benefit": The balance in a Participant's Deferred Cash Account and Deferred Stock Unit Account.

         1.13 "Deferral Contributions": That portion of a Participant's Compensation which is deferred under the Plan or which has been deferred under the Former Plan.

         1.14 "Deferral Year": The Plan Year with respect to which a Deferral Contribution is made. For purposes hereof, a Deferral Contribution is considered made with respect to the Plan Year in which the amount would otherwise have been paid to the Participant.

         1.15 "Deferral Election": An irrevocable election of a Deferral Amount in writing executed by the Eligible Director or Participant and timely filed with the Administrator.

         1.16 "Deferred Cash Account": An unfunded, bookkeeping account maintained on the books of the Corporation for a Participant which reflects his interest in amounts attributable to his Deferred Contributions under the Former Plan. The Deferred Cash Account of a Participant consists of his Deferral Contributions made under the Former Plan with respect to Compensation earned after December 31, 1994 and before April 1, 1998. Separate subdivisions of the Deferred Cash Account shall continue to be maintained to reflect Deferral Contributions made and Deferral Benefits attributable with respect to each Deferral Year and within each

Deferral Year, the Deferral Contributions and Deferral Benefits attributable to Deferral Contributions of Retainer and Deferral Contributions of Additional Fees.

         1.17     "Deferred   Stock   Unit":   A   hypothetical   share  of  the
Corporation's common stock.

         1.18 "Deferred Stock Unit Account": An unfunded, bookkeeping account maintained on the books of the Corporation for a Participant which reflects his interest in amounts attributable to his Deferred Contributions under the Plan. The Deferred Stock Unit Account of a Participant consists of his Deferral Contributions made under the Plan with respect to Compensation earned after April 1, 1998. Separate subdivisions of the Deferred Stock Unit Account shall be maintained to reflect Deferral Contributions made and Deferral Benefits attributable with respect to each Deferral Year and within each Deferral Year, the Deferral Contributions and Deferral Benefits attributable to Deferral Contributions of Retainer and Deferral Contributions of Additional Fees.

         1.19     "Director": An individual who serves as a member of the Board.

         1.20     "Effective  Date":  The Effective Date of the Plan is April 1,
1998.

         1.21 "Eligible Director": A Director who is not an employee of the Corporation and who has not reached the age of 75 before the Deferral Year.

         1.22 "Former Plan": The Hilb Rogal and Hamilton Company Outside Directors Deferral Plan effective January 1, 1995.

         1.23 "Participant": An Eligible Director who elects to participate in the Plan, and further differentiated as follows:

                  (i)      "Active  Participant":   A  Participant  who  has  an
         election to make Deferral Contributions to the Plan in effect at the time in question.

                  (ii) "Inactive Participant": A Participant who does not have an election to make Deferral Contributions to the Plan in effect at the time in question.

         1.24 "Plan": This document, as contained herein or duly amended, which shall be known as the "Hilb, Rogal and Hamilton Amended and Restated Outside Directors Deferral Plan".

         1.25     "Plan Year": The calendar year or any Short Plan Year.

         1.26 "Rate of Return": Nine percent (9%) for the 1995 through 1999 Deferral Years, and nine percent (9%) for Deferral Years after 1999 until, if ever, increased by the Compensation Committee.

         1.27 "Short Plan Year": The remaining portion of the calendar year after the Effective Date of this Plan.


                                   ARTICLE II
                          Eligibility and Participation
                          -----------------------------

         2.1 Eligibility. Each Eligible Director shall be eligible to participate in the Plan and to defer Compensation hereunder for such Plan Year.

         2.2      Notice and Election Regarding Active Participation.

         (a) The Administrator shall notify each Eligible Director within a reasonable period of time prior to the beginning of each Plan Year.

         (b) In order to become an Active Participant and to make Deferral Contributions with respect to a Plan Year, an Eligible Director must file with the Administrator a Deferral Election, as provided in Section 3.3 which is effective as of the first day of the Plan Year, such election must be filed by the date established by the Administrator, which date shall be no later than the December 31 preceding such Plan Year or the last day before the commencement of a Short Plan Year, whichever is applicable.

         (c) By executing and filing such election with the Administrator, an Eligible Director consents and agrees to the following:

                  (i) To execute such applications and take such physical examinations and to supply truthfully and completely such information as may be requested by any health questionnaire provided by the Administrator;

                  (ii) To be bound by all terms and conditions of the Former Plan, the Plan and all amendments thereto.

         2.3 Commencement of Active Participation. An Eligible Director shall become an Active Participant with respect to a Plan Year only if he is expected to have Compensation during such Plan Year, and he timely files and has in effect a Deferral Election for such Plan Year.

         2.4 Length of Participation. An individual who is or becomes a Participant shall be or remain an Active Participant as long as he has a Deferral Election in effect; and he shall be or remain an Inactive Participant as long as he is entitled to future benefits under the terms of the Plan and is not considered an Active Participant.

                                   ARTICLE III
                            Determination of Deferral
                            -------------------------

         3.1      Deferral   Benefit.   For  purposes  hereof,  a  Participant's
Deferral Benefit shall be the balance in his Deferred Cash Account and his Deferred Stock Unit Account at the time in question.

         3.2      Transition  Credits.   Each  Participant  who  has  a  balance
standing to his credit in the Former Plan as of April 1, 1998, shall be permitted a one-time election, on or before April 1, 1998, to convert all or a portion of the balance standing to his credit in the Former Plan to Deferred Stock Units as of April 1, 1998. A Participant who elects to convert all or a portion of his Deferral Account (as defined in the Former Plan) in the Former Plan to Deferred Stock Units shall be credited with the number of Deferred Stock Units determined by dividing the portion of his Deferred Cash Account under the Former Plan on April 1, 1998 for which such election is made, by the Closing Price of the common stock of the Corporation on the date of the Participant's election. If the formula produces a fractional Deferred Stock Unit, then the fractional Deferred Stock shall be rounded off to the nearest thousandth and credited to the Participant. Once a Participant has made an election under this
Section 3.2 to convert some or all of his Deferred Cash Account to Deferred Stock Units of the Corporation, the Corporation's rights and obligations, if any, with respect to the Deferred Stock Units will be governed by this Plan.

         3.3      Deferral Election.

         (a) Subject to the restrictions and conditions hereinafter provided, a Participant may irrevocably elect, as a Deferral Contribution with respect to a Plan Year, to receive an amount of his Compensation which is specified by his Deferral Election for such Plan Year in the form of Deferred Stock Units. Any such election must be filed with the Administrator at the time required under Section 2.2(b).

         (b)      The following conditions apply:

                  (i) The maximum Deferral Contribution of Retainer with respect to any Participant for a Plan Year shall be one hundred percent (100%) of his Retainer for such Plan Year and such election shall be made in whole dollar amounts. A Participant who elects to receive his Retainer in Deferred Stock Units shall have credited to his Deferred Stock Unit Account as of the first day of each calendar quarter the number of Deferred Stock Units determined by dividing that portion of his accrued, deferred Retainer for the quarter (determined by dividing the amount of such Retainer previously selected by the Participant to be applied to the purchase of Deferred Stock Units by four) by the Closing Price as of the first day of such calendar quarter.

                  (ii) The maximum Deferral Contribution of Additional Fees with respect to any Participant for a Plan Year shall be one hundred percent (100%) of his Additional Fees for such Plan Year and such election shall be made in twenty-five percent (25%) increments. A Participant who elects to receive his Additional Fees in Deferred Stock Units shall have credited to his Deferred Stock Unit Account as of the day on which the

         Additional Fees are accrued the number of Deferred Stock Units determined by multiplying his accrued Additional Fees on said day by the percentage of such Additional Fees previously selected by the Participant to be applied to the purchase of Deferred Stock Units, and dividing the product thereof by the Closing Price as of the day on which the Additional Fees are accrued.

                  (iii) A Participant who elects to defer one hundred percent (100%) of his Compensation shall receive additional Deferred Stock Units equal to thirty percent (30%) of said Participant's Compensation for the Plan Year. Such Deferred Stock Units shall be credited to the Participant in addition to the Deferred Stock Units received as a result of the election to defer the Retainer and Additional Fees in the manner provided by subsections (i) and (ii) above.

                  (iv) A separate Deferral Election must be filed for each Plan Year.

                  (v) Each Deferral Election shall be made on a form provided by the Administrator and shall specify the Deferral Amount and source of deferrals and such additional information as the Administrator may require.

                  (vi) A Deferral Election must specify the period of payment. A Participant may elect to receive a lump sum payment or annual installment payments over periods of five, ten or fifteen years beginning on the January 1 after age 55, 60, 65, 70 or 75.

                  (vii) A Participant shall have the option of postponing the elected Benefit Commencement Date of a Deferral Benefit specified in
         3.3 (b) (vi) above by making an irrevocable election to roll over such Deferral Benefit at least one year before such Deferral Benefit is payable, provided that the Participant may not change his previous allocation of amounts to his Deferred Cash Account and Deferred Stock Unit Account at such time and provided that the Participant may not postpone the elected Benefit Commencement Date past the January 1 following the Participant's 75th birthday. A Participant shall make such election on a form designated by the Administrator.

         3.4 Subtractions from Deferred Cash Account and Deferred Stock Unit Account. All distributions from a Participant's Deferred Cash Account and Deferred Stock Unit Account shall be subtracted when such distributions are made.

         3.5 Crediting of Interest to Deferred Cash Account. There shall be credited to each Participant's Deferred Cash Account an amount representing interest on the balance of such account. Under the Former Plan, the interest was credited as of the first day of the Deferral Year. Under this Plan, interest shall be credited as earned. Such interest shall be based on the applicable Rate of Return for the Deferral Year.

         3.6 Equitable Adjustment in Case of Error or Omission. If an error or omission is discovered in the Deferred Cash Account and Deferred Stock Unit Account of a Participant, the Administrator shall make such equitable adjustment as the Administrator deems appropriate.

         3.7 Statement of Benefits. Within a reasonable time after the end of the Plan Year and at the date a Participant's Deferral Benefit or Death Benefit becomes payable under the Plan, the Administrator shall provide to each Participant (or, if deceased, to his Beneficiary) a statement of the benefit under the Plan.


                                   ARTICLE IV
                            Accounts and Investments
                            ------------------------

         4.1 Accounts. A separate Account under the Plan shall be established for each Participant. Such Account shall be (a) credited with the amounts credited in accordance with Sections 3.2 and 3.3, (b) credited (or charged, as the case may be) with the investment results determined in accordance with Sections 4.2 and 4.3, and (c) charged with the amounts paid by the Plan to or on behalf of the Participant in accordance with Article VII. With each Participant's Account, separate subaccounts (including, as necessary, a Deferred Stock Unit Account and a Deferred Cash Account) shall be maintained to the extent that the Board determines them necessary or useful in the administration of the Plan.

         4.2 Deferred Stock Units. Except as provided below, a Participant's Deferred Stock Unit Account shall be treated as if it were invested in Deferred Stock Units that are equivalent in value to the fair market value of the shares of the Corporation's common stock in accordance with the following rules:

         (a) The number of Deferred Stock Units credited to a Participant's Deferred Stock Unit Account shall be increased on each date on which a dividend is paid on the Corporation's common stock. The number of additional Deferred Stock Units credited to a Participant's Deferred Stock Unit Account as a result of such increase shall be determined by (i) multiplying the total number of Deferred Stock Units (with fractional Deferred Stock Units rounded off to the nearest thousandth) credited to the Participant's Deferred Stock Unit Account immediately before such increase by the amount of the dividend paid per share of the Corporation's common stock on the dividend payment date, and (ii) dividing the product so determined by the Closing Price on the dividend payment date.

         (b) The dollar value of the Deferred Stock Units credited to a Participant's Deferred Stock Unit Account on any date shall be determined by multiplying the number of Deferred Stock Units (including fractional Deferred Stock Units) credited to the Participant's Deferred Stock Unit Account by the Closing Price on that date.

         (c) In the event of a transaction or event described in this subsection (c), the number of Deferred Stock Units credited to a Participant's Deferred Stock Unit Account shall be adjusted in such manner as the Board, in its sole discretion, deems equitable. A transaction or event is described in this subsection (c) if (i) it is a dividend (other than regular quarterly dividends) or other distribution (whether in the form of cash, shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, repurchase, or exchange of shares or other securities, the issuance or exercisability of stock purchase rights, the issuance of warrants or other rights to purchase shares or other securities, or other similar corporate transaction or event and (ii) the Board determines that such transaction or event affects the shares of the Corporation's common stock, such that an adjustment pursuant to this paragraph (c) is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         4.3 Hypothetical Nature of Accounts and Investments. Each Account established under this Article IV shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Accounts established under the Plan shall hold any actual funds or assets. The Deferred Stock Units established hereunder shall be used solely to determine the amounts to be paid hereunder, shall not represent an equity security of the Corporation, and shall not carry any voting or dividend rights.


                                    ARTICLE V
                                     Vesting
                                     -------

         5.1 Vesting. A Participant's Deferred Cash Account and Deferred Stock Unit Account shall be fully vested and non-forfeitable at all times.

                                   ARTICLE VI
                                 Death Benefits
                                 --------------

         6.1 Pre-Benefit Commencement Date Death Benefit. In the event that a Participant dies prior to his Benefit Commencement Date and has not reached age 65 at the time of the Participant's death, the Beneficiary of such Participant shall be entitled to receive as a Death Benefit an amount equal to the Deferral Benefit as of the Benefit Commencement Date that the Participant would have received had the Participant's Deferred Stock Account been converted to a Deferred Cash Account as of the first of January following Participant's death but assuming the Participant lived to receive the full Deferral Benefit. If the Participant is age 65 or older at the time of the Participant's death, the Beneficiary of such Participant shall be entitled to receive as a Death Benefit an amount equal to the Deferral Benefit as of the first of January following the Participant's date of death. This Death Benefit shall be paid pursuant to the Participant's election form except that the payment shall be made, or begin, on the first of January after the Participant's date of death. Notwithstanding the recalculation of the Participant's Deferred Stock Account as provided in this Section 6.1, distributions of the Participant's Deferred Stock Account shall be paid in shares of the Corporation stock with fractional shares paid in cash.

         6.2 Post-Benefit Commencement Date Death Benefit. In the event that a Participant dies after his Benefit Commencement Date, then the Beneficiary of such Participant shall be entitled to receive as a Death Benefit a continuation of the payment of the Deferral Benefit in the same manner and in the same amount that the Participant would have received had the Participant lived to receive the Deferral Benefit.

                                   ARTICLE VII
                               Payment of Benefits
                               -------------------

         7.1 Payment of Deferral Benefit. A Participant's Deferral Benefit, if any, shall become payable to the Participant as of the Benefit Commencement Date specified in his Deferral Election or as soon thereafter as is administratively practical. If the Participant has elected to receive the Deferral Benefit in annual installments, each of the Participant's installment payments shall be comprised of accrued interest, if any, and that portion of the Participant's Deferral Benefit equal to the balance in the Participant's Deferred Cash Account divided by the number of remaining annual installment payments to be made to the Participant.

         7.2 Payment of Death Benefit. A Participant's pre-commencement Death Benefit shall be payable to his Beneficiary as set forth in Article VI. A Participant's post-commencement Death Benefit shall be paid in installments payable annually over the period irrevocably elected by the Participant pursuant to his Deferral Election.

         7.3 Form of Payment of Deferral Benefit. A Participant shall be paid his Deferral Benefit beginning at the Benefit Commencement Date in a lump sum or in periodic installment payments payable annually over a period of five, ten, or fifteen years as irrevocably elected by the Participant pursuant to
Section 3.3. A Participant's Deferred Stock Unit Account shall be paid in shares of the Corporation's common stock with fractional shares paid in cash, and a Participant's Deferred Cash Account shall be paid in cash.

         7.4 Benefit Determination and Payment Procedure. The Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the form or manner of payment to the Participant or the Participant's Beneficiary, in the event of the death of the Participant. The Administrator shall promptly notify the Corporation of each such determination that benefit payments are due and provide to the Corporation all other information necessary to allow the Corporation to carry out said determination, whereupon the Corporation shall pay such benefits in accordance with the Administrator's determination.

         7.5 Payments to Minors and Incompetents. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as the Administrator may designate for the benefit of such Participant or Beneficiary. Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

         7.6 Distribution of Benefit When Distributee Cannot Be Located. The Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or a Participant's Beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Corporation's or the Administrator's records. If the Administrator is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Corporation shall continue to hold the benefit due such person, subject to any applicable statute of escheats.

                                  ARTICLE VIII
                             Beneficiary Designation
                             -----------------------

         8.1      Beneficiary Designation.

         (a) A Participant may designate a Beneficiary. Any Beneficiary designation made hereunder shall be effective only if properly signed and dated by the Participant and delivered to the Administrator prior to the time of the Participant's death. The most recent Beneficiary designation received by the Administrator shall be the effective Beneficiary designation for all Plan Years and shall supercede all prior Beneficiary designations unless specifically designated otherwise. Any Beneficiary designation hereunder shall remain effective until changed or revoked hereunder.

         (b) A Beneficiary designation may be changed by the Participant at any time, or from time to time, by filing a new designation in writing with the Administrator.

         (c)      If  the   Participant   dies  without   having   designated  a
Beneficiary, or if the Beneficiary so designated has predeceased him, then his estate shall be deemed to be his Beneficiary.

         (d) If a Beneficiary of the Participant shall survive the Participant but shall die before the Participant's entire benefit under the Plan has been distributed, then the unpaid balance thereof shall be distributed to any other beneficiary named by the deceased Beneficiary to receive his interest or, if none, to the estate of the deceased Beneficiary.

                                   ARTICLE IX
                                   Withdrawals
                                   -----------

         9.1      No   Withdrawals   Permitted.    No   withdrawals   or   other
distributions shall be permitted from the Deferred Cash Account and Deferred Stock Unit Account except as provided in Article VII.

         9.2      Hardship Exemption.

         (a) A distribution of a portion of the Participant's Deferral Account because of an Unforeseeable Emergency will be permitted only to the extent required by the Participant to satisfy the emergency need. Whether an Unforeseeable Emergency has occurred will be determined solely by the Administrator. Distributions in the event of an Unforeseeable Emergency may be made by and with the approval of the Administrator upon written request by a Participant.

         (b) An "Unforeseeable Emergency" is defined as a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the

Participant's control. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any event, any distribution under this Section 9.2 shall not exceed the remaining amount required by the Participant to resolve the hardship after (i) reimbursement or compensation through insurance or otherwise, (ii) obtaining liquidation of the Participant's assets, to the extent such liquidation would not itself cause a severe financial hardship, or (iii) suspension of deferrals under the Plan.

                                    ARTICLE X
                                     Funding
                                     -------

         10.1     Funding.

         (a) All Plan Participants and Beneficiaries are general unsecured creditors of the Corporation with respect to the benefits due hereunder and the Plan constitutes a mere promise by the Corporation to make benefit payments in the future. It is the intention of the Corporation that the Plan be considered unfunded for tax purposes.

         (b) The Corporation may, but is not required to, purchase life insurance in amounts sufficient to provide some or all of the benefits provided under this Plan or may otherwise segregate assets for such purpose.

         (c) The Corporation may, but is not required to, establish a grantor trust which may be used to hold assets of the Corporation which are maintained as reserves against the Corporation's unfunded, unsecured obligations hereunder. Such reserves shall at all times be subject to the claims of the
Corporation's creditors. To the extent such trust or other vehicle is established, and assets contributed, for the purpose of fulfilling the Corporation's obligation hereunder, then such obligation of the Corporation shall be reduced to the extent such assets are utilized to meet its obligations hereunder. Any such trust and the assets held thereunder are intended to conform in substance to the terms of the model trust described in Revenue Procedure 92-64.

                                   ARTICLE XI
                                Change of Control
                                -----------------

         11.1     Change of Control.

                  A "Change of Control" shall mean

                  (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or

                  (b) Individuals who, as of February 2, 1999, constitute the Board "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to February 2, 1999 whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         Notwithstanding the foregoing, for purposes of subsection (a) of this Section, a Change of Control shall not be deemed to have taken place if, as a result of an acquisition by the Corporation which reduces the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities, the beneficial ownership of a Person increases to 25% or more of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities; provided, however, that if a Person shall become the beneficial owner of 25% or more of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities by reason of share purchases by the Corporation and, after such share purchases by the Corporation, such Person becomes the beneficial owner of any additional shares of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Stock through any means except an acquisition directly from the Company, for purposes of subsection (a) of this Section, a Change of Control shall be deemed to have taken place.

         11.2     Effect of Change of Control.

                  (a) Upon a Change of Control, the Corporation shall establish, if one has not been established, a grantor trust, as described in
Section 10(c), and shall contribute to such trust, within seven (7) days of the Change of Control, and within thirty (30) days of the end of each Plan year thereafter, a lump-sum payment equal to the difference between the aggregate value of all Participants' Accounts and the value of the assets of the trust on the date of the Change of Control or end of the Plan year.

                  (b) Notwithstanding any other provision in any other Article of this Plan to the contrary, in the event a Participant ceases to serve as a Director of the Corporation or an entity in control of the Corporation within three (3) years following a Change of Control, other than on account of the Participant's death, the value of such Participant's Deferred Stock Unit Account as of the date he ceases to serve as a Director shall be paid in a lump-sum payment in shares of the Corporation's common stock with fractional shares paid in cash, and the value of such Participant's Deferred Cash Account as of the date he ceases to serve as a Director shall be paid to Participant in a lump-sum cash payment no later than 30 days after the date the Participant ceases to serve as a Director.

                  (c) Upon a Change of Control, each Participant may make an irrevocable election within ninety (90) days after the Change of Control to convert all or part of the balance in his Deferred Stock Unit Account to a Deferred Cash Account effective as of the Change of Control date. For purposes of this conversion, the value of a Deferred Stock Unit held in a Participant's Account at the time of the Change of Control shall be computed as the greater of
(1) the Closing Price on or nearest the date on which the Change of Control is deemed to occur or (2) the highest price per share for shares of the Corporation's common stock actually paid in connection with the Change of Control. The amount converted shall be combined with the Participant's existing Deferred Cash Account and shall accrue interest at the Rate of Return.

                  (d) If a Change of Control results from a merger, consolidation or other reorganization in which the Corporation is not the surviving parent corporation and the Participant does not elect to convert all of his Deferred Stock Unit Account into a Deferred Cash Account, as permitted by
Section 11(c), the Participant's Deferred Stock Unit Account shall be converted into Deferred Stock Units of the parent corporation that are equivalent in value to Deferred Stock Account. The number of the parent corporation shares credited to Participant's Account shall be the greater of (1) the amount determined by dividing the value of the Participant's Deferred Stock Unit Account at the time of the Change of Control determined under

Section 11(c) by the Closing Price of the acquiring corporation's stock on the Change of Control date or (2) the number of shares determined by applying the conversion ratio used to determine the number of shares of the acquiring parent corporation stock received by the holders of common stock of the Corporation in the merger, consolidation or other reorganization causing the Change of Control.


                                   ARTICLE XII
                               Plan Administrator
                               ------------------

         12.1     Appointment of Administrator.

         (a) The Compensation Committee may appoint one or more persons to serve as the Plan Administrator (the "Administrator") for the purpose of administering the Plan. In the event more than one person is appointed, the persons shall form a committee for the purpose of functioning as the Administrator of the Plan. The person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Compensation Committee, and may, by thirty (30) days prior written notice to the Compensation Committee, terminate such appointment.

         12.2     Duties and Responsibilities of Plan Administrator.

         (a) The Administrator shall maintain and retain necessary records regarding its administration of the Plan.

         (b) The Administrator is empowered to settle claims against the Plan and to make such equitable adjustments in a Participant's or Beneficiary's rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.

         (c) The Administrator may construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan, and such action shall be conclusive.

                                  ARTICLE XIII
                        Amendment or Termination of Plan
                        --------------------------------

         13.1     Amendment  or  Termination  of  the  Plan.  The  Plan  may  be
terminated or amended at any time by the Board, effective as of any date specified. Any such action taken by the Board shall be evidenced by a resolution and shall be communicated to Participants and Beneficiaries prior to the effective date thereof. No amendment or termination shall decrease a
Participant's Deferral Benefit accrued prior to the effective date of the amendment or termination. The Board reserves the right to unilaterally shorten the deferral period of any Participant hereunder in its sole discretion if, in its sole discretion, it determines that to do so will be fair and equitable to the Participant.

                                   ARTICLE XIV
                                  Miscellaneous
                                  -------------

         14.1 Non-assignability. The interests of each Participant under the Plan are not subject to claims of the Participant's creditors; and neither the Participant nor his Beneficiary shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder or any interest under the Plan, which payments and interest are expressly declared to be non-assignable and non-transferable.

         14.2 Notices and Elections. All notices required to be given in writing and all elections required to be made in writing under any provision of the Plan shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election. Notices and elections shall be deemed given or made when received by any member of the committee that serves as Administrator.

         14.3 Delegation of Authority. Whenever the Corporation is permitted or required to perform any act, such act may be performed by its Chief Executive Officer or President or other person duly authorized by its Chief Executive Officer or President or its Board.

         14.4 Service of Process. The Administrator shall be the agent for service of process on the Plan.

         14.5 Governing Law. The Plan shall be construed, enforced and administered in accordance with the laws of the Commonwealth of Virginia.

         14.6 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and the Participant and his heirs, executors, administrators and legal representatives.

         14.7 Severability. If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

         14.8 Gender and Number. In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

         14.9 Titles and Captions. Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.